Exhibit 23.13 -- Consent of Experts



BECKSTEAD AND WATTS, LLP
----------------------------
Certified Public Accountants
                                                          3340 Wynn Rd., Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Absolute Glass Protection, Inc. on Form S-8 of our report dated January 14, 2004, appearing in the Annual Report on Form 10-KSB of Absolute Glass Protection, Inc. for the year ended September 30, 2003.

We also consent to the reference to our firm under the caption "Experts".



Beckstead and Watts, LLP


June 1, 2004

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